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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-62739) of United Stationers Inc. and in the related Prospectus of our report dated October 6, 1994 on the consolidated financial statements and schedule of United Stationers Inc. as of August 31, 1994 and 1993 and for the years ended August 31, 1994, 1993 and 1992 and to all references to our Firm included in the Annual Report (Form 10-K) of United Stationers Inc. for the year ended December 31, 1995.



                                                  /s/Arthur Andersen  LLP


Chicago, Illinois
March 28, 1996